UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2005

AmerisourceBergen Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other	Commission File Number	(I.R.S. Employer
Jurisdiction of		Identification
Incorporation or		Number)
Organization)

1300 Morris Drive
Chesterbrook, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s	telephone number, including area code: (610) 727-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On November 15, 2005, AmerisourceBergen Corporation (the “Registrant”) issued a news release announcing (i) a 100% increase in its quarterly dividend to $0.05 per share of common stock and (ii) a 2-for-1 split of its common stock. The details of the dividend increase and the stock split are set forth in the news release.

On the same date, the Registrant also issued news release announcing that the Registrant’s Board of Directors has elected Richard C. Gozon, a current director, to assume the position of Chairman of the Board effective upon the next annual meeting of the Registrant’s stockholders, which is scheduled to be held on February 9, 2006. Mr. Gozon would replace James R. Mellor, the current Chairman of the Board, who will retire as a director upon the Registrant’s 2006 annual meeting of stockholders pursuant to the mandatory retirement provisions of the Registrant’s Corporate Governance Principles. Mr. Gozon’s election as Chairman of the Board is contingent upon his re-election as a director at the Registrant’s 2006 annual meeting of stockholders.

Copies of the two news releases are filed as Exhibits 99.1 and 99.2 to this report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)    Exhibits.

99.1	News Release dated November 15, 2005 regarding Dividend Increase and Stock Split

99.2	News Release dated November 15, 2005 regarding Chairman of the Board succession

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: November 18, 2005	By:	/s/ Michael D. DiCandilo
	Name: Title:	Michael D. DiCandilo Executive Vice President and Chief Financial Officer